UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2024

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
Stipulation and Settlement of New Jersey-American Water Company, Inc. (“New Jersey American Water”) General Rate Case
On August 12, 2024, New Jersey American Water, a wholly owned subsidiary of American Water Works Company, Inc. (the “Company”), entered into a stipulation and settlement (the “Stipulation”) with the staff of the New Jersey Board of Public Utilities (the “NJBPU”) and the New Jersey Division of Rate Counsel, with respect to a general rate case filed by New Jersey American Water on January 19, 2024 seeking approximately $161.7 million of increased annualized revenues. The parties to the Stipulation have agreed to a $79.5 million annualized increase in New Jersey American Water’s water and wastewater revenues, which is based on (i) an authorized return on equity (“ROE”) of 9.6%, (ii) an authorized rate base of $5.05 billion, (iii) a common equity ratio of 55.00%, and (iv) a long-term debt ratio of 45.00%, compared to an authorized ROE of 9.6%, authorized rate base of $4.15 billion, a common equity ratio of 54.56% and a long-term debt ratio of 45.44%, all as approved in New Jersey American Water’s last general rate case in 2022. New Jersey American Water will continue to defer as a regulatory asset or liability, as appropriate, until its next general rate case, the difference between its pension expense and other post-employment benefits (OPEB) expense and those amounts included in base rates.
The Stipulation was posted on the NJBPU’s website on August 21, 2024. The Administrative Law Judge at the Office of Administrative Law issued an Initial Decision adopting the Stipulation without modification on August 15, 2024. The Stipulation is anticipated to be presented to the NJBPU for approval at its September 4, 2024 public agenda meeting. If approved as stipulated, new rates shall be effective as of September 15, 2024.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K (or the exhibits thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2024, and other filings with the SEC, and additional risks and uncertainties, including with respect to (1) the components of the general rate case reflected in any final order of the NJBPU; (2) the timing of the implementation of new rates under the general rate case; (3) regulatory, legislative, local or municipal actions affecting the water and wastewater industries, which could adversely affect the Company and/or New Jersey American Water; and (4) other economic, financial, political, business and other factors that may impact or affect the water and wastewater industries generally or the Company or New Jersey American Water specifically.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or New Jersey American Water’s business, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	August 21, 2024	By:	/s/ DAVID M. BOWLER
David M. Bowler
Executive Vice President and Chief Financial Officer
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